EMPLOYMENT AGREEMENT


     THIS AGREEMENT, dated January 1, 1991,
  is made between HILB, ROGAL AND HAMILTON COMPANY, a Virginia corporation ("HRH"), and Dianne F. Fox
  ("Employee"), a resident of Richmond. Virginia

                            RECITALS

     WHEREAS, HRH desires that Employee be employed for the period of time and in a capacity with HRH as specified herein;

     WHEREAS, Employee desires to accept such employment subject to the terms and conditions specified herein; and

     NOW, THEREFORE, in consideration of the premises stated above and the sum of $1.00, receipt of which is acknowledged by Employee, HRH's employment or continued employment of Employee, and the mutual promises contained in this Agreement, the parties agree as follows:

     1. EMPLOYMENT: TERM RENEWAL, COMPENSATION. HRH agrees to employ Employee for an initial term of three (3) years (the "Initial Term"), effective as of January 1, 1991 ("Effective Date"), and to compensate Employee as described herein.

     Upon the expiration of the Initial Term, Employee shall continue in the employ of HRH, upon the same terms and conditions as provided herein, until either HRH or Employee gives the other party ninety (90) days advance written notice of its or his intention to discontinue such relationship as of a specific future date.

     Employee's principal areas of responsibility shall be those of Senior Vice President & Corporate Secretary of HRH. HRH agrees that Employee shall have such executive powers and authority as may reasonably be required by him in order to discharge his duties in an efficient and proper manner

     Employee's base annual salary at the beginning of the Initial Term will be $74,000.00 payable semi-monthly, as earned.

     Employee's compensation shall be reviewed by HRH not less frequently than annually during the term of this Agreement and any extensions or renewals thereof, may be adjusted upward or downward in HRH's sole discretion and shall be full compensation for all services performed by Employee under this Agreement, provided however, notwithstanding anything said to the contrary, Employee shall not be paid a base salary less than $74,000.00 per annum during the Initial Term.

     2. FULL EFFORTS OF EMPLOYEE. Employee agrees (i) to devote his full business time and energies to the business and affairs of HRH, (ii) to use his best efforts, skills and abilities to promote the interests of HRH and its other subsidiaries and (iii) to perform faithfully and to the best of his ability all assignments of work given to him by HRH. During the course of his employment hereunder, Employee shall not, directly or indirectly, enter into or engage in any business which competes with the business of HRH without the written consent of HRH.

     3. CONFIDENTIAL INFORMATION. Employee acknowledges that, in the course of his employment hereunder, he will become acquainted and entrusted with certain confidential information and trade secrets of HRH and the HRH Companies (any company directly owned by or operationally or administratively controlled by HRH, is herein referred to as the "HRH Companies"), concerning acquisitions, prospects for acquisitions and customers and prospects of HRH and the HRH Companies ("HRH Customers"), which confidential information includes, but is not limited to, customer lists, financial data and marketing programs of HRH and the HRH Companies, policy expiration dates, policy terms, conditions and rates, customers' risk characteristics, and information concerning the insurance markets for large or unusual commercial risks (the "Confidential Information"). Employee agrees that he will safeguard the Confidential Information from exposure to, or appropriation by, unauthorized persons and that he will not, without the prior written consent of HRH during the term of this Agreement or any time thereafter, divulge or make any use of the Confidential Information except as may be required in the course of his employment hereunder. Upon termination of his employment, Employee promises to deliver to HRH all materials, including personal notes and reproductions, relating to the Confidential Information, to HRH and the HRH Companies, and to the HRH Customers, which are in his possession or control. Employee agrees that compensation and benefits otherwise owing to him may be withheld for failure to comply with the terms of this paragraph.

     4.  EMPLOYEE  COVENANTS.  Employee agrees  that  during  the initial term of his employment under this Agreement and during any extension of such term, and for an additional period of three years after the first to occur of (i) the expiration of the initial term of his employment under this Agreement or any extension of such term, (ii) his voluntary resignation or departure from the employment of HRH, or (iii) his inability to perform his duties under this Agreement for reason of mental or physical disability for a continuous period in excess of 180 days, Employee will not:

     (a)   Compete, directly or indirectly, with HRH or  the  HRH
Companies within the City of Richmond, Virginia, and a 100-mile radius of the City of Richmond, Virginia or within the City or County in which any HRH Company is located; or

     (b)   Disclose to any other person, firm or corporation  the
names or addresses of any of the customers of HRH or HRH Companies, who were customers at any time during the term of this Agreement or any extension hereof or communicate with or contact in any manner whatsoever such customers of HRH or HRH Companies, regardless of location, for the purpose of: (i) inducing such customers to patronize any business other than that of HRH or HRH Companies, (ii) canvassing, soliciting or accepting from any such customers any business relating to the insurance agency business;
(iii) requesting or advising any customers of HRH or HRH Companies, to withdraw, curtail or cancel such customer's business with HRH or HRH Companies; nor will he induce or attempt to induce any employee of HRH or HRH Companies to leave the employ of his respective employer;
    (c)(i) The term "insurance agency business" as used herein shall be deemed to include, without limitation, the sale, and servicing of policies of life, health, group, casualty, or other forms of insurance.

          (ii) The word "compete" as used herein shall be deemed to include, without limitation; (a) permitting use of Employee's name in competition with HRH or HRH Companies; (b) becoming or being an employee (in any capacity in which he performs services comparable to any services performed for HRH hereunder), owner, partner, agent, stockholder (other than a stockholder in a corporation listed on a national securities exchange, or a corporation whose securities are traded in the over-the-counter market), director or officer of any person, firm or corporation that engages, directly or indirectly, in the insurance agency business, or (c) undertaking to perform services comparable to any services performed for HRH pursuant to this Agreement on behalf of any person, firm or corporation.

     5. EMPLOYEE BREACH OF AGREEMENT. If, during the period of three (3) years following the termination of employment hereunder, any commission or fee becomes payable to Employee or to any person, firm, partnership, corporation or other entity by or with whom Employee is then employed or affiliated, as a result of a violation by Employee of the provisions of paragraph 3 or 4 of this Agreement, Employee agrees to promptly pay to HRH an amount equal to 75% of such commission or fee.

     In addition, the parties agree that, in the event of a breach by Employee of the terms of paragraph 3 or 4, monetary damages alone will not be sufficient to protect the interests of HRH and, as a result, that HRH shall be entitled to injunctive relief against Employee to prevent the breach of any such provisions hereunder. It is further agreed that the foregoing remedies shall be cumulative and not exclusive, and shall be in addition to any other remedies available to HRH at law or in equity.

     6. STANDARDS OF PERFORMANCE: CAUSE. In addition to the full efforts required of Employee in paragraph 2 hereof and notwithstanding anything herein to the contrary, Employee's employment may be terminated or altered, without notice, in the discretion of HRH, prior to the expiration (including renewals) of this Agreement for "Cause." For purposes hereof and without limitation Cause shall include any dishonest, criminal or immoral conduct or any act which will have more than a nominal adverse effect against HRH and shall also include the failure of Employee, whether through incompetence, inefficiency, negligence, inability, incapacity or otherwise, to observe or perform any or his duties or obligations hereunder.

     7. TERMINATION UPON OCCURRENCE OF LONG-TERM DISABILITY.
HRH may terminate this Agreement, at its sole option, upon the occurrence of "Long-Term Disability." "Long-Term Disability" means a physical or mental incapacity, or any combinations thereof which has prevented Employee from performing the duties customarily assigned to him by HRH for one hundred-eighty (180) days, whether or not consecutive, out of any twelve (12) consecutive months, and which thereafter can reasonably be expected by HRH to continue or to recur with similar frequency.

     8. ATTORNEYS' FEES. In any dispute over this Agreement or in pursuit of any remedy permitted under this Agreement, each party shall bear its own costs and fees, including attorneys' fees, irrespective of the laws of that jurisdiction concerning such fees and costs.

     9. SEVERABILITY. If any provision of this Agreement or any part of any provision of this Agreement is determined to be unenforceable for any reason whatsoever, it shall be severable from the rest of this Agreement and shall not invalidate or affect the other portions or parts of the Agreement, which shall remain in full force and effect and be enforceable according to their terms.

     10. GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the Commonwealth of Virginia.

     11. CASE AND GENDER. Wherever required by the context of this Agreement, the singular and plural cases and the masculine, feminine and neuter genders shaft be interchangeable.

     12. NONWAIVER. The waiver by HRH of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or as a waiver of any other provisions of this Agreement.

     13. CAPTIONS. The captions provided in this Agreement are intended for descriptive and reference purposes only and are not intended to limit the applicability of the terms of any paragraph to that caption.

     14. SUCCESSION. This Agreement shall be binding upon the parties hereto and is not assignable by Employee. This Agreement shall inure, however, to the benefit of HRH's respective successors and assigns, including without limitation, any successor corporation by way of merger and consolidation or any entity which purchases substantially all of the assets of HRH.

     WITNESS the following signatures.


                      HRH:

                      HILB, ROGAL AND HAMILTON COMPANY

                      By /s/Robert H.Hilb
                      Its  President


                      EMPLOYEE:

                      /s/Dianne F. Fox
                      Dianne F.  Fox

                     AMENDMENT NUMBER ONE


     THIS AMENDMENT NUMBER ONE, dated September 1, 1991, by and between Hilb, Rogal and Hamilton Company, a Virginia corporation

(hereinafter called "HRH"), and Dianne F. Fox of Richmond,

Virginia (hereinafter called "Employee"):



                      W I T N E S S E T H:

     WHEREAS, HRH and Employee have heretofore entered into a

certain Employment Agreement ("Employment Agreement"; terms

defined therein being used herein as therein defined) dated as of

January 1, 1991; and



     WHEREAS, HRH and Employee desire to make amendments to the

Employment Agreement as set forth below;



     1.  For all purposes therein, Section 1 of the Employment

Agreement is hereby amended by deleting the amount of $74,000 and substituting in lieu thereof the amount of $80,000.



     2.  All other provisions or terms of the Employment

Agreement are hereby ratified and confirmed, including, but not limited to, the provisions and terms of  Section 4 thereof.



     3.   The effective date of this Amendment Number One is

September 1, 1991.

     IN WITNESS WHEREOF, HRH has caused this Agreement to be

executed by its officers thereunto duly authorized and Employee has hereunto set his hand and seal, all as of the day and year first above written.





                                    HILB,ROGAL AND HAMILTON COMPANY

                                    By:  /s/Robert H. Hilb

                                    its    President

Attest:
/s/Ann B Davis





                                   /s/ Dianne F. Fox
                                   Dianne F  Fox
Witness By:

/s/ Ann B. Davis

                      AMENDMENT NUMBER TWO


     THIS AMENDMENT NUMBER TWO, dated September 1, 1993, by and between Hilb, Rogal and Hamilton Company, a Virginia corporation

(hereinafter called "HRH"), and Dianne F. Fox of Richmond,

Virginia (hereinafter called "Employee")



                      W I T N E S S E T H:

     WHEREAS, HRH and Employee have heretofore entered into a

certain Employment Agreement ("Employment Agreement"; terms

defined therein being used herein as therein defined) dated as of

January 1, 1991; and



     WHEREAS, HRH and Employee desire to make amendments to the

Employment Agreement as set forth below;



     1.   For all purposes therein, Section 1 of the Employment

Agreement is hereby amended by deleting the amount of $80,000 and substituting in lieu thereof the amount of $88,000.



     2.  All other provisions or terms of the Employment

Agreement are hereby ratified and confirmed, including, but not limited to, the provisions and terms of Section 4 thereof.



     3.   The effective date of this Amendment Number Two is

September 1, 1993.

     IN WITNESS WHEREOF, HRH has caused this Agreement to be

executed by its officers thereunto duly authorized and Employee has hereunto set his hand and seal, all as of the day and year first above written.











                                   Hilb, Rogal and Hamilton
                                   Company

                                   By:  /s/ Robert H. Hilb
                                   its  President

Attest:
/s/Ann B. Davis
                                   /s/Dianne F. Fox (SEAL)

                                      Dianne F. Fox

Witness By:
/s/ Ann B. Davis

                     AMENDMENT NUMBER THREE


     THIS AMENDMENT NUMBER THREE, dated as of December 1, 1997,

by and between Hilb, Rogal and Hamilton Company, a Virginia

corporation, (hereinafter called "HRH") and Dianne F. Fox of

Richmond, Virginia (hereinafter called "Employee"):

                      W I T N E S S E T H:

     WHEREAS, HRH and Employee have heretofore entered into a

certain Employment Agreement dated as of January 1, 1991 and amended on September 1, 1991 and September 1, 1993 ("Employment

Agreement"; terms defined therein being used herein as therein defined); and

     WHEREAS, HRH and Employee have agreed upon and duly executed the Severance and Release Agreement relating to the severance of

Employee's employment attached hereto as Exhibit A;

     WHEREAS, HRH and Employee wish to make amendments the

Employment Agreement as set forth below;

     A.   For all purposes therein, Section 1, the first sentence

of Section 2, Section 6 and Section 7 of the Employment Agreement

are hereby deleted and substituted in lieu thereof is the

following:

          1. EMPLOYMENT TERM; COMPENSATION. HRH agrees to employ Employee for a term of thirteen (13) months, effective as of December 1, 1997 ("Effective Date"), and to compensate Employee as described herein.

          Employee's principal areas of responsibility has been that of Senior Vice President and Corporate
     Secretary of HRH. Employee will begin this term of employment with substantially the same employment responsibilities as she has had, however, a transition of those responsibilities to other personnel will take place over the course of this term of the Agreement.
     HRH agrees that Employee shall have such executive powers and authority as may reasonably be required by her in order to discharge her duties in an efficient and proper manner.

          Employee's base annual salary at the beginning of this term of the Agreement will be $121,200.00, payable semi-monthly, as earned. Employee shall be entitled to a bonus for 1997, payable in February, 1998, in the gross amount of $25,000, or such higher amount as the Compensation Committee of the Company may award. Employee shall not be granted any further stock options. Employee shall continue participation in the qualified and non-qualified plans of the Company to the extent that Employee continues to qualify for participation.

     B.   All other provisions or terms of the Employment

Agreement are hereby ratified and confirmed, including but not limited to, the provisions and terms of Section 4 thereof.

          IN WITNESS WHEREOF, HRH has caused this Agreement to be

executed by its officers thereunto duly authorized and Employee has hereunto set her hand and seal, all as of the day and year first above written.

                              HILB, ROGAL AND HAMILTON COMPANY



                              By: /s/ Andrew L. Rogal

                              Its: President and Chief Executive
                                   Officer


ATTEST:




                                   /s/Dianne F. Fox  (SEAL)
                                   Dianne F. Fox

WITNESS:

                 SEVERANCE AND RELEASE AGREEMENT


     This Severance and Release Agreement (the "Agreement"),

dated as of this 1st day of December, 1997, by and between DIANNE

F. FOX ("Employee") and HILB, ROGAL AND HAMILTON COMPANY, a

Virginia corporation (the "Company") provides:

     1.   Termination of Employment; Severance Benefits.

     Employee's employment shall terminate on December 31, 1998.

In consideration of Employee's acceptance of this Agreement, the

Company will pay Employee the following benefits:

     The Company agrees to pay Employee a gross sum equivalent to twelve (12) months' salary continuation at Employee's last

regular rate of pay.  This sum shall be paid to Employee in

regular installments on a monthly basis, each coinciding with the

Company's regularly scheduled pay days and commencing with the first pay day following the Effective Date of this Agreement.

The Company will also reimburse Employee for any group health insurance premiums paid by Employee pursuant to the Consolidated

Omnibus Budget Reconciliation Act of 1986 ("COBRA") for coverage through the twelve (12) months following the termination of

Employee's employment.

     Employee understands that prior to payment of salary

continuation, the Company will deduct from these gross sums all federal withholding taxes and other payroll deductions the

Company is required by law to make from wage payments to

employees.  Employee further understands that these amounts are all the Employee is entitled to receive from the Company except for payments for any accrued but unused vacation days and pension or other retirement benefits, if any, to which Employee may be entitled under the Company's standard retirement program.

     2.   No Obligation to Make Payment under Normal Policies.

     Employee agrees that this payment is more than the Company is required to pay under its normal policies and procedures.

          3.   Complete Release.

     Employee agrees to release the Company and any other related companies, and the employees, officers, agents and directors of any of them from all claims or demands Employee may have based on

Employee's employment with the Company or the termination of that employment.  This includes but is not limited to a release of any rights or claims Employee may have under Title VII of the Civil

Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Age

Discrimination in Employment Act of 1967, which prohibits

discrimination in employment based on age; the Equal Pay Act,

which prohibits paying men and women unequal pay for equal work;

the Americans with Disabilities Act, which prohibits

discrimination against otherwise qualified disabled individuals,

or any other federal, state or local laws or regulations

prohibiting employment discrimination.  This also includes but is not limited to a release by Employee of any claims for wrongful discharge or breach of contract.  This release covers both claims that Employee knows about and those the Employee may not know about.

     This release does not include, however, a release of

Employee's right, if any, to payment from ERISA benefits under the Company's standard retirement program, and the right to

continuation in Company medical plans as provided by COBRA.

     4.   No Future Lawsuits.

     Employee promises never to file a lawsuit asserting any

claims that are released in the Third Paragraph.

     5.   Disclaimer of Liability.

     This Agreement and the payments and performances hereunder are made solely to assist Employee in making the transition from employment with the Company, and are not and shall not be

construed to be an admission of liability, an admission of the truth of any fact, or a declaration against interest on the part of the Company.

     6.    Confidential Information.

     Employee shall not use or divulge, publish or disclose to

any person or organization, information obtained by Employee during the course of Employee's employment, which the Company, in its sole discretion, determines to be of a confidential or

sensitive nature.  Such information expressly includes, but is not limited to, this Agreement itself, information concerning the

Company's formulas, designs, methods of business, trade secrets,

technology, business operations, business records, customer lists and other customer information.  Employee further agrees to

immediately return to the Company all of the Company's property,

including but not limited to all cellular phones, computer

equipment, keys, credit cards, records, files, and other

documentation of whatever nature relating to the Company's

business or to the business of any of the Company's customers.

     7.   Claim for Reinstatement

     Employee agrees to waive and abandon any claim to

reinstatement with the Company.

     8.   Statements Regarding Company And/Or Employment.

     Employee agrees not to make any derogatory statement with

regard to the performance, character, or reputation of the

Company, its personnel and any and all related companies, or assert that any current or former employee, agent, director or officer of same has acted improperly or unlawfully with respect to Employee regarding employment.

     9.   Period for Review and Consideration of Agreement.

     Employee understands that Employee has been given a period of twenty-one (21) days to review and consider this Agreement before signing it.  Employee further understands that Employee may use as much of this twenty-one (21) day period as Employee wishes prior to signing.  The twenty-one (21) day period shall commence upon receipt by Employee of this Agreement.

     10.  Employee's Right to Revoke Agreement.

     Employee may revoke this Agreement within seven (7) days of

Employee's signing it.  Revocation can be made by delivering a written notice of revocation to the Company at 4235 Innslake

Drive, Glen Allen, Virginia  23060-1220; Attn:  Andrew L. Rogal.

For this revocation to be effective, written notice must be

received by the Company no later than the close of business on the seventh day after Employee signs this Agreement.  If Employee revokes this Agreement, it shall not be effective or enforceable and Employee will not receive the benefits described in Paragraph

1 of the Agreement.  In no event shall this Agreement be

effective or enforceable until after the period during which

Employee may revoke it (the "Revocation Period"); therefore, the eighth day following the date on which Employee signs this

Agreement shall be the "Effective Date" of this Agreement, unless

Employee has revoked the Agreement during the Revocation Period,

in which case it shall not be effective or enforceable.

     11.  Encouragement to Consult with Attorney.

     Employee has been strongly encouraged to consult with an

attorney before signing this Agreement, and understands that whether or not to do so is Employee's own decision.

     12.  Acknowledgment.

     Employee acknowledges that she has signed this Agreement

freely and voluntarily without duress of any kind.

     13.  Entire Agreement.

     This Agreement, coupled with Amendment Number Three to

Employee's Employment Agreement, constitutes the entire Agreement between Employee and the Company related to severance of

employment.  The Company has made no promises to Employee other than set forth therein.  Notwithstanding the foregoing, all

restrictive covenants binding Employee and contained in the

Employment Agreement between Employee and the Company dated

January 1, 1991, as thereafter amended, shall continue in full force and effect.

     14.  Successorship.

     It is the intention of the parties that the provisions

hereof be binding upon the parties, their employees, affiliates,

agents, heirs, successors and assigns forever.

     15.  Governing Law.

     This Agreement shall be governed by the laws of the

Commonwealth of Virginia.


     EMPLOYEE ACKNOWLEDGES THAT HE OR SHE HAS READ THIS
AGREEMENT, UNDERSTANDS IT, AND IS VOLUNTARILY ENTERING INTO IT.
PLEASE READ THIS AGREEMENT CAREFULLY.  IT CONTAINS A RELEASE OF
ALL KNOWN AND UNKNOWN CLAIMS.


11/26/97                      /s/ Dianne F. Fox
Date                          Dianne F. Fox


                              HILB, ROGAL AND HAMILTON COMPANY

                              By:  /s/ Andrew L. Rogal

                              Its: President and Chief Executive
11/26/97                           Officer
Date